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                                   EXHIBIT 10

                        THIRD AMENDMENT TO LOAN AGREEMENT

     THIS THIRD AMENDMENT ("Third Amendment") dated as of the 15th day of September, 2003, to the Loan Agreement (the "Loan Agreement"), made and entered into as of September 15, 2001, by and among SUMMIT BANCSHARES, INC., a Texas corporation, (hereinafter called "Borrower"), SUMMIT DELAWARE FINANCIAL CORPORATION, a Delaware corporation, (hereinafter called "SDFC") and THE FROST NATIONAL BANK, a national banking association (hereinafter called "Lender"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to each of them in the Loan Agreement.

                                   WITNESSETH:

     WHEREAS, Borrower executed the Loan Agreement to govern those two certain promissory notes from Lender, specifically, a $10,000,000.00 Acquisition Note and a $1,000,000.00 Liquidity Note (collectively, the "Notes").

     WHEREAS, Borrower executed the First Amendment to Loan Agreement on March 8, 2002 ("First Amendment") which modified the Loan Agreement to evidence the Borrower's formation of SDFC to own the Bank;

     WHEREAS, Borrower executed that certain Second Amendment to Loan Agreement dated September 15, 2002 ("Second Amendment") which renewed and extended the maturity date of the Notes;

     WHEREAS, the Borrower now desires to further renew and extend the unpaid principal balance of the Notes; and

     WHEREAS, the Lender agrees to renew and extend the Notes all as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender do hereby agree as follows:

                                    ARTICLE I

                           Amendment to Loan Agreement

     1.1 Amendment to Notes. As of the effective date hereof, the Borrower has zero outstanding under the Acquisition Note and the Liquidity Note. The Borrower desires to renew these credit facilities by the execution of another Acquisition Note and Liquidity Note extending the original payment terms and the maturity date by one year. Accordingly, Sections 2.02 (a) and (b) of the Loan Agreement shall be, and are hereby, amended to read in their entirety as follows:

          "2.02 (a) Acquisition Note. From Closing Date and continuing at all times through September 15, 2004 (the "Revolving Credit Period") the Loan evidenced by the Acquisition Note shall be a revolving credit facility which will allow the Borrower to request such amounts as Borrower may elect from time to time (each such amount being herein called an "Advance") so long as the aggregate amount of Advances outstanding at any time under the Acquisition Note does not exceed Ten Million and NO/100 Dollars ($10,000,000.00) provided however, the minimum Advance must be at least $500,000.00. The Borrower shall have the right to borrow, repay, and borrow again under the credit facility. Interest shall be due and payable quarterly and shall accrue at the election of the Borrower (which election shall be made at the date of the first Advance) at either LIBOR plus 200 basis points or the Prime Rate. The outstanding principal balance at the Acquisition Note on September 15, 2004 shall convert to a term facility (the "Term Period") and shall be payable in accordance with the terms of the Acquisition Note.

          (b) Liquidity Note. The Liquidity Note shall be due and payable as follows: during the Revolving Credit Period, the Loan evidenced by the Liquidity Note shall be a revolving credit facility which will allow the Borrower to request such amounts as Borrower may elect from time to time (each such amount being herein called an "Advance") so long as the aggregate amount of Advances outstanding at any time under the Liquidity Note does not exceed One Million and NO/100 Dollars ($1,000,000.00) provided however, the minimum Advance must be at least $50,000.00. The Borrower shall have the right to borrow, repay, and borrow again under the credit facility. Interest shall be due and payable quarterly and shall accrue at the Prime Rate. The outstanding principal balance of the Liquidity Note on September 15, 2004 shall convert to a term facility (the "Term Period") and shall be payable in accordance with the terms of the Liquidity Note.


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     1.1 Amendment to Financial Covenants. In connection with the renewal of the
Notes, the Borrower and Lender desire to amend certain financial covenants contained in the Loan Agreement. Accordingly, Sections 5.04, 5.08 and 5.11 of the Loan Agreement shall be, and are hereby, amended to read in their entirety as follows:

     "5.04 Tangible Net Worth. The Borrower shall not permit its consolidated Tangible Net Worth to at any time be less than Fifty-Five Million and no/100 Dollars ($55,000,000.00)."

     "5.08 Dividends. Borrower shall not declare or pay any dividends, make any payment on account of any class of the capital stock of Borrower now or hereinafter outstanding, or make any distribution of cash or property to holders of any shares of such stock which exceed Five Million Dollars ($5,000,000.00) in the aggregate during any fiscal year, provided however, without Lender's prior written consent, Borrower will not declare any dividend so long as Borrower is in default in payment of the Obligations. Payment by Borrower for shares purchased under a stock repurchase play by which Borrower purchases its own shares on the open market will not be considered a distribution to shareholders."

     "5.11 Limitation on Debt. Borrower shall not, nor allow any Subsidiary to, create, incur, assume, become liable in any manner in respect of, or suffer to exist, any debt for borrowed money except:

          (a) debt, excluding debt created under this Agreement, not in excess of $1,000,000.00 at any one time outstanding;

          (b)  debt created under this Agreement;

          (c)  debt secured by a purchase money security interest; and

          (d)  $25,000,000.00 of federal funds purchased; and

          (e) any borrowings from the Federal Home Loan Bank which shall not exceed $75,000,000.00

                                   ARTICLE II

                           Conditions of Effectiveness

     2.1 Effective Date. This Third Amendment shall become effective as and when, and only when, Lender shall have received counterparts of this Third Amendment executed and delivered by Borrower and when each of the following conditions shall have been met, all in form, substance, and date satisfactory to
Lender:

          (a) Renewal Notes. Borrower shall have executed and delivered to Lender a new Acquisition Note and new Liquidity Note, each payable to the order of Lender as set forth therein, each duly executed on behalf of the Borrower, dated effective September 15, 2003 in the principal amounts of $10,000,000.00 and $1,000,000.00, respectively.

          (b) Additional Loan Documents. Borrower and SDFC shall have executed and delivered to Lender such other documents as shall have been requested by Lender to secure payment of the Obligations of Borrower, all in form satisfactory to Lender and its counsel.

                                   ARTICLE III

                         Representations and Warranties

     3.1 Representations and Warranties of the Borrower. In order to induce Lender to enter into this Third Amendment, Borrower represents and warrants the following:

          (a) Borrower has the corporate power to execute and deliver this Third Amendment and the other Loan Documents executed by it and to perform all of its obligations in connection herewith and therewith.

          (b)  The execution and delivery by Borrower of this Third
     Amendment and other Loan Documents executed by it and the performance of its obligations in connection herewith and therewith: (i) have been duly authorized or will be duly ratified and affirmed by all requisite corporate action; (ii) will not violate any provision of



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     law, any order of any court or agency of government or the Articles of
     Incorporation or Bylaws of such entity; (iii) will not be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument; and (iv) will not require any registration with, consent or approval of or other action by any federal, state, provincial or other governmental authority or regulatory body.

                     (c) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any properties or rights of Borrower or involving this Third Amendment or the transactions contemplated hereby which, if adversely determined, would materially impair the right of Borrower, to carry on business substantially as now conducted or materially and adversely affect the financial condition of Borrower or materially and adversely affect the ability of Borrower to consummate the transactions contemplated by this Third Amendment.

                     (d) The representations and warranties of Borrower contained in the Loan Agreement, this Third Amendment and any other Loan Document securing Borrower's Obligations and indebtedness to Lender are correct and accurate on and as of the date hereof as though made on and as of the date hereof, except to the extent that the facts upon which such representations are based have been changed by the transactions herein contemplated.

           3.2 Representations and Warranties of SDFC. In order to induce Lender to enter into this Third Amendment, SDFC represents and warrants the following:

                     (a) SDFC has the corporate power to execute and deliver this Third Amendment and the other Loans Documents executed by it and to perform all of its obligations in connection herewith and therewith.

                     (b) The execution and delivery by SDFC of this Third Amendment and other Loan Documents executed by it and the performance of its obligations in connection herewith and therewith: (i) have been duly authorized or will be duly ratified and affirmed by all requisite corporate action; (ii) will not violate any provision of law, any order of any court or agency of government or the Articles of Incorporation or Bylaws of such entity; (iii) will not be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument; and (iv) will not require any registration with, consent or approval of or other action by any federal, state, provincial or other governmental authority or regulatory body (b) The execution and delivery by SDFC of this

                     (c) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of SDFC, threatened against or affecting SDFC or any properties or rights of SDFC or involving this Third Amendment or the transactions contemplated hereby which, if adversely determined, would materially impair the right of SDFC, to carry on business substantially as now conducted or materially and adversely affect the financial condition of SDFC or materially and adversely affect the ability of SDFC to consummate the transactions contemplated by this Third Amendment.

                                   ARTICLE IV

                      Ratification of Obligations and Liens

           4.1 Ratification of Obligation. The Borrower and SDFC do each hereby acknowledge, ratify and confirm their obligations to Lender as evidenced by the Loan Agreement (as amended by the First Amendment, the Second Amendment and this Third Amendment) and all other Loan Documents, as modified by the transactions herein contemplated.

           4.2 Valid Liens. Borrower and SDFC hereby acknowledge and agree that the liens and security interests of the Loan Documents, as modified by the transactions herein contemplated, are valid and subsisting liens and security interests and are superior to all liens and security interests other than those exceptions approved by Lender in writing. Nothing herein contained shall affect or impair the validity or priority of the liens and security interests under the Loan Documents.

           4.3 Ratification of Agreements. The Loan Agreement (as amended by the First Amendment, Second Amendment and this Third Amendment), and each other Loan Document, as hereby amended, is acknowledged, ratified and confirmed in all respects as being valid, existing, and of full force and effect. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Loan Agreement (as previously amended) as amended by this



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Third Amendment. The execution, delivery and effectiveness of this Third
Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, not constitute a waiver of any provision of the Loan Agreement. The Borrower acknowledges, ratifies and confirms that the collateral securing the Loan secures all of the indebtedness of the Borrower, including without limitation, the Notes.

                                    ARTICLE V

                                  Miscellaneous

           5.1 Survival of Agreements. All representations, warranties, covenants and agreements of Borrower, herein or in any other Loan Document shall survive the execution and delivery of this Third Amendment, and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Notes and all other Loan Documents, and shall further survive until all of Borrower's Obligations to Lender are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Documents to Lender shall be deemed to constitute the respective representations and warranties by Borrower and/or respective agreements and covenants of Borrower under this Third Amendment and under the Loan Agreement.

           5.2 Loan Document. This Third Amendment, the Notes, and each other Loan Documents executed in connection herewith are each a Loan Document and all provisions in the Loan Agreement, as amended, pertaining to Loan Documents apply hereto and thereto.

           5.3 Governing Law. This Third Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Texas and any applicable laws of the United States of America, including construction, validity and performance.

           5.4 Counterparts. This Third Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Third Amendment.

           5.5 Release of Claims. Borrower by its execution of this Third Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, the renewal, modification and extension of the Loan, any documents mentioned herein or otherwise; and, to the extent any such set-offs, counterclaims, defenses or other causes of action which may exist, whether known or unknown, such items are hereby expressly waived and released by Borrower.

           5.6 Attorneys' Fees. Borrower hereby agrees to pay to Lender, upon demand, the reasonable attorneys' fees and expenses of Lender's counsel, filing and recording fees and other reasonable expenses incurred by Lender in connection with this Third Amendment. Borrower also agrees to provide to Lender such other documents and instruments as Lender may reasonably request in connection with the renewal, extension and modification of the Loans mentioned herein.

           5.7 ENTIRE AGREEMENT. THIS THIRD AMENDMENT, TOGETHER WITH ANY LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, CONTAINS THE ENTIRE AGREEMNT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS RELATIVE THERETO WHICH ARE NOT CONTAINED HEREIN AND THEREIN ARE TERMINATED. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS THIRD AMENDMENT, AND THE LOAN DOCUMENTS MAY BE AMENDED, REVISED, WAIVED, DISCHARGED, RELEASED OR TERMINATED ONLY BY A WRITTEN INSTRUMENT OR INSTRUMENTS, EXECUTED BY THE PARTY AGAINST WHICH ENFORCEMENT OF THE AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION IS ASSERTED. ANY ALLEDGED AMENDMENT REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION WHICH IS NOT SO DOCUMENTED SHALL NOT BE EFFECTIVE AS TO ANY PARTY.



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           IN WITNESS THEREOF, this Third Amendment is executed effective as of the date first written above.

BORROWER:                                 SUMMIT BANCSHARES, INC.

                                          By : /s/ Bob G. Scott
                                              ----------------------------------
                                          Its: Executive Vice President
                                              ----------------------------------

LENDER:                                   THE FROST NATIONAL BANK

                                          By : /s/ Jerry L. Crutsinger
                                              ----------------------------------
                                          Its: Senior Vice President
                                              ----------------------------------

GUARANTOR:                                SUMMIT DELAWARE FINANCIAL CORPORATION

                                          By : /s/ Bob G. Scott
                                              ----------------------------------
                                          Its: Executive Vice President
                                              ----------------------------------



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